Exhibit 6

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, HSBC Debenture-Backed Series 2003-4
*CUSIP:  21988G296    Class  A-1
         21988GCG9    Class  A-2A
         21988GCH7    Class  A-2B

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 15, 2003.

INTEREST ACCOUNT

Balance as of February 19, 2003 ................................           $0.00
         Scheduled Income received on securities ...............   $2,014,344.00
         Unscheduled Income received on securities .............           $0.00

LESS:
         Distribution to Class A-1 Holders .....................  -$1,418,278.47
         Distribution to Class A-2A Holders ....................    -$215,578.33
         Distribution to Class A-2B Holders ....................          -$0.00
         Distribution to Depositor .............................    -$380,487.20
         Distribution to Trustee ...............................          -$0.00
Balance as of July 15, 2003 ....................................           $0.00

PRINCIPAL ACCOUNT

Balance as of February 19, 2003 ................................           $0.00
         Scheduled principal payment received on securities ....           $0.00

LESS:
         Distribution to Holders ...............................          -$0.00
Balance as of July 15, 2003 ....................................           $0.00

                 UNDERLYING SECURITIES HELD AS OF July 15, 2003

          Principal
            Amount                        Title of Security
         -----------                      -----------------
         $55,954,000       Republic New York Corporation, predecessor to HSBC
                           USA Inc. 7.20% Subordinated Debentures due July 15,
                           2097
                           *CUSIP:  760719BH6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


                                       13